Exhibit 99.7

ELECTION FORM
AND LETTER OF TRANSMITTAL

     IN CONNECTION WITH THE PROPOSED MERGER OF CORNERSTONE REALTY INCOME TRUST, INC. WITH AND INTO CLNL ACQUISITION SUB LLC, A WHOLLY-OWNED SUBSIDIARY OF COLONIAL PROPERTIES TRUST (“COLONIAL”), A PROPERLY EXECUTED ELECTION FORM AND LETTER OF TRANSMITTAL ACCOMPANIED BY CERTIFICATES REPRESENTING COMMON SHARES, NO PAR VALUE (“CORNERSTONE COMMON SHARES”), OF CORNERSTONE TO WHICH THE ELECTION RELATES (IF SHARES ARE IN CERTIFICATED FORM), OR BY AN APPROPRIATE GUARANTEE OF DELIVERY, MUST BE RECEIVED BY EQUISERVE TRUST COMPANY, N.A. (THE “EXCHANGE AGENT”) BY 5:00 P.M. E.S.T., ON MARCH 30, 2005 (THE “ELECTION DATE”).

     IF YOU FAIL TO TIMELY MAKE AN ELECTION OF YOUR DESIRED FORM OF MERGER CONSIDERATION, OR MAKE AN INEFFECTIVE ELECTION, AS DETERMINED IN THE SOLE DISCRETION OF COLONIAL AND CORNERSTONE, WHICH THEY MAY DELEGATE IN WHOLE OR IN PART TO THE EXCHANGE AGENT, YOU WILL RECEIVE COLONIAL COMMON SHARES (AS DEFINED BELOW) IN EXCHANGE FOR YOUR CORNERSTONE COMMON SHARES AS DESCRIBED BELOW.

     YOU MAY CHANGE OR REVOKE YOUR ELECTION AT ANY TIME BEFORE 5:00 P.M., E.S.T., ON THE ELECTION DATE BY FOLLOWING INSTRUCTION A(2). COLONIAL AND CORNERSTONE HAVE THE RIGHT IN THEIR SOLE DISCRETION AND BY MUTUAL AGREEMENT TO PERMIT CHANGES IN ELECTIONS AFTER THE ELECTION DATE.

     YOU MAY WITHDRAW ANY CORNERSTONE SHARE CERTIFICATES THAT YOU HAVE DEPOSITED WITH THE EXCHANGE AGENT BY FOLLOWING INSTRUCTION A(2) AND THEREBY WITHDRAW YOUR ELECTION AT ANY TIME AFTER THE EXPIRATION OF THE 60-DAY PERIOD FOLLOWING THE ELECTION DATE, IF THE MERGER HAS NOT BEEN CONSUMMATED PRIOR THERETO.

     The undersigned hereby surrenders the certificates listed below (the “Certificates”) representing Cornerstone Common Shares. (If Cornerstone Common Shares are held in a Dividend Reinvestment and Share Purchase Plan or in Book Entry Form, the undersigned hereby surrenders such the Cornerstone Common Shares listed below.)

DESCRIPTION OF CORNERSTONE COMMON SHARES SURRENDERED
(Please fill in. Attach separate schedule if needed.)
Number of Shares
Held in a Dividend
Name(s) and Address of Registered Holder(s)			Reinvestment and
(If there is any error in the name or address shown			Share Purchase Plan
below, please make the necessary corrections.)	Certificate No(s).	Number of Shares	or in Book Entry Form

TOTAL SHARES

☐	Please check this box if your share certificate(s) have been lost, stolen, misplaced or mutilated and contact Cornerstone Income Realty Trust, Inc. by following Instruction E(10).

METHOD OF DELIVERY

Mail or deliver this Election Form and Letter of Transmittal, together with any certificate(s) representing your Cornerstone Common Shares, to the Exchange Agent:*

By Mail:	By Hand:	By Overnight Delivery:	By Facsimile**
EquiServe Trust Company	EquiServe Trust Company	EquiServe Trust Company	EquiServe Trust Company
P.O. Box 859208	17 Battery Park Place,	161 Baystate Drive	(781) 380-3388
Braintree, MA 02185	11th floor	Braintree, MA 02184	Confirm by telephone
	New York, NY 10004		(781) 843-1833 ext 200

Telephone Assistance: (800) 730-6001

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. (See Instruction E(1))

* Deliveries made to an address other than any of the addresses stated above will not be acceptable and the Exchange Agent will not be responsible therefor.

** Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service. Facsimile transmission is available to a member firm of a registered national securities exchange, a member firm of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     In connection with the merger (the “Merger”) of Cornerstone with and into CLNL Acquisition Sub LLC (“CLNL”), a wholly-owned subsidiary of Colonial, pursuant to an Agreement and Plan of Merger dated as of October 25, 2004, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of January 24, 2005, among Cornerstone, CLNL and Colonial (as so amended, the “Merger Agreement”), the undersigned hereby surrenders the certificates listed above (and the uncertificated Cornerstone Common Shares listed above), which prior to the Merger, represent Cornerstone Common Shares and indicates a preference to have each Cornerstone Common Share represented by such certificate (and each such uncertificated Cornerstone Common Share) converted into either (i) the right to receive a number of common shares of beneficial interest, $0.01 par value per share, of Colonial (the “Colonial Common Shares”) equal to the common share conversion rate in accordance with Section 1.8(a)(ii) of the Merger Agreement, or (ii) the right to receive a number of depositary shares of Colonial representing 1/100th of a 7.62% Series E Cumulative Redeemable Preferred Share of Beneficial Interest, $0.01 par value per share, of Colonial (such depositary shares, the “Colonial Series E Preferred Depositary Shares” and, together with the Colonial Common Shares, the “Colonial Shares”) equal to the preferred depositary share conversion rate in accordance with Section 1.8(a)(i) of the Merger Agreement.

     The undersigned understands that the Merger Agreement provides that not more than approximately 25% of the Cornerstone Common Shares may be converted into the right to receive Colonial Series E Preferred Depositary Shares. More specifically, if elections to convert into the right to receive Colonial Series E Preferred Depositary Shares are received for a number of Cornerstone Common Shares that is greater than the maximum preferred depositary share amount set forth in the Merger Agreement, each such election will be prorated in accordance with the provisions set forth in Section 1.10 of the Merger Agreement. The undersigned also understands that if elections to convert into the right to receive Colonial Series E Preferred Depositary Shares are received for a number of Cornerstone Common Shares and from a number of holders of Cornerstone Common Shares which would cause the Colonial Series E Preferred Depositary Shares to be issued in the merger to not satisfy listing conditions of the New York Stock Exchange specified in the Merger Agreement, each Cornerstone Common Share will be converted into the right to receive Colonial Common Shares (and no Colonial Series E Preferred Depositary Shares will be issued), as set forth in Section 1.10 of the Merger Agreement.

     The undersigned understands that the following election is subject to the terms, conditions and limitations set forth in (i) the Joint Proxy Statement/Prospectus dated February 11, 2005, receipt of which is acknowledged by the undersigned, (ii) the Merger Agreement included as Annex A to the Joint Proxy Statement/Prospectus, and (iii) this Election Form and Letter of Transmittal and accompanying Instructions.

     The undersigned understands that neither certificates nor scrip representing fractional shares of Colonial Shares will be issued in connection with the Merger. Instead, each holder of Cornerstone Common Shares, who otherwise would have been entitled to a fraction of a Colonial Common Share will be paid an amount in cash, without interest, rounded to the nearest cent, determined by multiplying the average closing price of one Colonial Common Share on the New York Stock Exchange for the five trading days immediately preceding the closing date of the Merger by the fraction of a Colonial Common Share which such holder of Cornerstone Common Shares would otherwise be entitled to receive. Each holder of Cornerstone Common Shares who is otherwise entitled to a fraction of a Colonial Series E Preferred Depositary Share will be paid an amount in cash, without interest, rounded to the nearest cent, determined by multiplying $25.00 by the fraction of a Colonial Series E Preferred Depositary Share which such holder of Cornerstone Common Shares would otherwise be entitled to receive.

     The undersigned authorizes and instructs you, as Exchange Agent, promptly following the effective time of the Merger, to deliver any certificates delivered herewith, any certificates for Cornerstone Common Shares delivered pursuant to a guarantee of delivery and any Cornerstone Common Shares in uncertificated form, and to receive on behalf of the undersigned, any certificate for the Colonial Shares issuable to the undersigned in the Merger. If, in the case of certificated Cornerstone Common Shares, certificates are not delivered herewith, there is furnished below a guarantee of delivery of such certificates for Cornerstone Common Shares from a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

     Unless otherwise indicated under Special Issuance Instructions, please issue any certificate for Colonial Shares issued in the Merger, in the name of the undersigned, the registered holder(s) of Cornerstone Common Shares. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any certificate for Colonial Shares issued in the Merger, to the undersigned, the registered holder(s) of the Cornerstone Common Shares at the address or addresses shown above.

ELECTION

IMPORTANT: To make an election of your desired form of merger consideration (an “Election”), a properly executed Election Form and Letter of Transmittal, along with any Certificates covered thereby (or a properly completed notice of guarantee of delivery of such Certificates), must be received by the Exchange Agent prior to 5:00 p.m. E.S.T., on the Election Date.

PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS. Please check only ONE of the following boxes:

☐	(1)	COMMON ELECTION. By checking this box, you hereby elect to receive a number of Colonial Common Shares equal to the common share conversion rate in accordance with Section 1.8(a)(ii) of the Merger Agreement for each Cornerstone Common Share described above.

☐	(2)	PREFERRED ELECTION. By checking this box, you hereby elect to receive a number of Colonial Series E Preferred Depositary Shares equal to the preferred depositary share conversion rate in accordance with Section 1.8(a)(i) of the Merger Agreement for each Cornerstone Common Share described above.

☐	(3)	MIXED ELECTION. By checking this box, you hereby elect to receive both (i) a number of Colonial Common Shares equal to the common share conversion rate in accordance with Section 1.8(a)(ii) of the Merger Agreement for a specified number of Cornerstone Common Shares described above, and (ii) a number of Colonial Series E Preferred Depositary Shares equal to the preferred depositary share conversion rate in accordance with Section 1.8(a)(i) of the Merger Agreement for a specified number of Cornerstone Common Shares described above.

		Number of Cornerstone Common Shares which you desire to have converted into Colonial Common Shares: ____________***
		Number of Cornerstone Common Shares which you desire to have converted into Colonial Series E Preferred Depositary Shares: _______________***

***In the event you check the MIXED ELECTION box but do not designate a specific number of Cornerstone Common Shares to be converted into Colonial Common Shares or a specific number of Cornerstone Common Shares to be converted into Colonial Series E Preferred Depositary Shares, ALL of the Cornerstone Common Shares described above will be converted into the right to receive Colonial Common Shares.

IMPORTANT: If you do not make an effective election above, as determined in the sole discretion of Colonial and Cornerstone, which they may delegate in whole or in part to the Exchange Agent, your Cornerstone Common Shares will be deemed to be non-electing shares, and you will, upon the effective time of the Merger, receive Colonial Common Shares.

IMPORTANT: In the event that elections to receive Colonial Series E Preferred Depositary Shares exceed the limitations set forth in the Merger Agreement and described in the Joint Proxy Statement/Prospectus, each such election will be prorated pursuant to specified proration procedures set forth in Section 1.10 of the Merger Agreement and described in the Joint Proxy Statement/Prospectus. In the event that elections to receive Colonial Series E Preferred Depositary Shares do not meet listing conditions of the New York Stock Exchange specified in the Merger Agreement, each Cornerstone Common Share will be converted into the right to receive Colonial Common Shares (and no Colonial Series E Preferred Depositary Shares will be issued), as set forth in Section 1.10 of the Merger Agreement and described in the Joint Proxy Statement/Prospectus.

SPECIAL ISSUANCE INSTRUCTIONS
(IF APPLICABLE) (See Instruction E(7))

To be completed ONLY if the certificates for Colonial Shares issued in the Merger are to be registered in the name of someone other than the registered shareholder(s) of Cornerstone Common Shares.

Name(s):

(Please Print)

Address:

(Including Zip Code)

SPECIAL DELIVERY INSTRUCTIONS
(IF APPLICABLE) (See Instruction E(8))

To be completed only if the certificates for Colonial Shares issued in the Merger are to be issued in the name of the registered shareholder(s) of Cornerstone Common Shares, but are to be sent to someone other than the registered shareholder(s) or to an address other than the address of the registered shareholder(s) set forth below.

Name(s):

(Please Print)

Address:

(Including Zip Code)

REQUIRED SIGNATURE(S) OF REGISTERED HOLDER OR AGENT

Name of registered shareholder (Please Print)		Name of registered shareholder (Please Print)

Title, if any		Title, if any

Signature of registered shareholder		Signature of registered shareholder

Date:	Phone No.	Date:	Phone No.

SIGNATURE(S) GUARANTEED
(IF APPLICABLE) (To be completed only if required by Instruction E(3))

Unless the certificates are tendered by the registered holder(s) of the Cornerstone Common Shares, or for the account of a member of an Eligible Institution (as defined in Instruction E(3)), the signatures in the box “Required Signature(s) of Registered Holder or Agent” must be guaranteed by an Eligible Institution.

Name of Firm:

Address of Firm:

Authorized Signature:	Dated:	, 200

GUARANTEE OF DELIVERY
(To be used only if certificates are not delivered herewith)

The undersigned is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, and guarantees to deliver to the Exchange Agent the Certificate(s) for shares of Cornerstone Common Shares to which this Election Form and Letter of Transmittal relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Cornerstone, prior to 5:00 P.M., E.S.T. on the third business day after the Election Date.

Firm (Please Print)

Dated:

Authorized Signature

Address:

Area Code and Telephone Number:

IMPORTANT TAX INFORMATION

     Please provide your name and social security or other taxpayer identification number on the substitute form W-9 in the W-9 Box below and certify therein that you are not subject to backup withholding. Failure to do so may subject you to 28% federal backup withholding. See Instruction E (12) for instructions concerning the completion of the Substitute Form W-9 below.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)	Part 1 — Please provide your name and correct TIN in the spaces at the right and certify by signing and dating below.	Name Social Security Number OR Employer Identification Number

Part 2 - Check this box ☐ if you are awaiting your TIN.

CERTIFICATION — Under the penalties of perjury, I certify that:
(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding under the provisions of the Internal Revenue Code because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2).

Signature: _____________________________ Date: ___________________

If you checked the box in Part 2 of the Substitute W-9 Box above, you must complete the following certificate.

CERTIFICATE OF PERSON AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that 28% of all reportable payments made to me may be withheld until I provide a TIN.

Signature: _____________________________ Date: ___________________

INSTRUCTIONS

A. SPECIAL CONDITIONS

     1. Time in Which to Elect. To be effective, an Election on this form or a facsimile hereof must be properly completed, signed and submitted to the Exchange Agent, accompanied by the above-described Certificates representing Cornerstone Common Shares (if shares are in certificated form) or a proper guarantee of delivery thereof, prior to 5:00 P.M., E.S.T., on the Election Date. Cornerstone Shareholders whose Election Form and Letter of Transmittal and related Certificates (or proper guarantees of delivery of Certificates) are not so received will not be entitled to specify their desired form of merger consideration and, upon the effective time of the Merger, will receive Colonial Common Shares in the Merger in accordance with Section 1.10(a) of the Merger Agreement.

     2. Change or Revocation of Election. Any Cornerstone shareholder may at any time prior to 5:00 P.M., E.S.T. on the Election Date change such holder’s election by written notice received by the Exchange Agent at or prior to 5:00 P.M., E.S.T. on the Election Date accompanied by a properly completed Election Form and Letter of Transmittal. Colonial and Cornerstone will have the right in their sole discretion and by mutual agreement to permit changes in elections after 5:00 P.M., E.S.T. on the Election Date. Any Cornerstone shareholder may at any time prior to 5:00 P.M., E.S.T. on the Election Date revoke such holder’s election by written notice received by the Exchange Agent at or prior to 5:00 P.M., E.S.T. on the Election Date or by withdrawal prior to 5:00 P.M., E.S.T. on the Election Date of such holder’s Certificates previously deposited with the Exchange Agent. Any revocation of an election may be withdrawn by notice of such withdrawal delivered at or prior to 5:00 P.M., E.S.T. on the Election Date. Any such holder who has deposited Certificates with the Exchange Agent will have the right to withdraw such Certificates by written notice received by the Exchange Agent and thereby revoke such holder’s election as of the Election Date at any time after the expiration of the period of 60 days following the Election Date if the Merger has not been consummated prior thereto.

     3. Nullification of Election. Any election of merger consideration made by this Election Form and Letter of Transmittal as to Cornerstone Common Shares will be void and of no effect if the Merger is not consummated, and Certificates submitted therewith will be promptly returned to the persons submitting the same.

B. TYPES OF ELECTIONS

     By properly completing the box marked “Election,” each holder may make an election indicating the form of consideration that such holder desires to receive upon the effective time of the Merger in exchange for all Cornerstone Common Shares. Subject to the provisions of Section 1.10 of the Merger Agreement, each holder of Cornerstone Common Shares may make one of the following elections regarding the type of merger consideration such holder wishes to receive at the effective time of the Merger in exchange for such holder’s Cornerstone Common Shares:

(i)	the right to receive a number of shares of Colonial Common Shares equal to the common share conversion rate in accordance with Section 1.8(a)(ii) of the Merger Agreement; or

(ii)	the right to receive a number of Colonial Series E Preferred Depositary Shares equal to the preferred depositary conversion rate in accordance with Section 1.8(a)(i) of the Merger Agreement.

     No more than approximately 25% of the Cornerstone Common Shares may be converted into the right to receive a number of Colonial Series E Preferred Depositary Shares. If elections to convert to the right to receive Colonial Series E Preferred Depositary Shares are received for a number of Cornerstone Common Shares that is greater than the maximum preferred depositary share amount as defined under the Merger Agreement, each such election will be prorated in accordance with the provisions set forth in Section 1.10 of the Merger Agreement. If elections to convert to the right to receive Colonial Series E Preferred Depositary Shares are received for a number of Cornerstone Common Shares and from a number of holders of Cornerstone Common Shares which would cause the Colonial Series E Preferred Depositary Shares to be issued in the merger to not satisfy listing conditions of the New York Stock Exchange specified in the Merger Agreement, each Cornerstone Common Share will be converted into the right to receive Colonial Common Shares (and no Colonial Series E Preferred Depositary Shares will be issued), as set forth in Section 1.10 of the Merger Agreement.

     See Instruction E(4) for information concerning the right to make mixed elections and Instruction E(5) concerning submission of multiple election forms.

C. ELECTION AND PRORATION PROCEDURES

     A description of the election and proration procedures is set forth in the Joint Proxy Statement/Prospectus under “The Merger – Election and Proration of Merger Consideration; Fractional Shares” and “The Merger Agreement – Election; Proration.” A full statement of the election and proration procedures is contained in Article I of the Merger Agreement. All elections are subject to compliance with the election and proration procedures set forth in the Merger Agreement. IN CONNECTION WITH MAKING ANY ELECTION, EACH CORNERSTONE SHAREHOLDER SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

D. RECEIPT OF COLONIAL SHARE CERTIFICATES

     As soon as practicable after the effective time of the Merger, certificates representing Colonial Common Shares and depositary receipts representing Colonial Series E Preferred Depositary Shares will be distributed to those holders who are entitled thereto and who have surrendered their Certificates representing Cornerstone Common Shares to the Exchange Agent for cancellation.

E. GENERAL

     1. Execution and Delivery. This Election Form and Letter of Transmittal must be properly completed, signed and submitted to the Exchange Agent and accompanied by the Certificates representing Cornerstone Common Shares (or by appropriate guarantee of delivery of such Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered by the time set forth in such guarantee of delivery), if in certificated form, and must be delivered by mailing, faxing or otherwise delivering to the Exchange Agent at the address set forth above.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER. IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

     2. Inadequate Space. If there is insufficient space for any material required by this Election Form and Letter of Transmittal, please attach a separate sheet.

     3. Signatures. The signature (or signatures, in the case of Certificates owned by two or more joint holders) on the Election Form and Letter of Transmittal should correspond exactly with the name(s) as written on the face of the Certificate(s) unless the Cornerstone Common Shares described on the Election Form and Letter of Transmittal have been assigned by the registered shareholder(s), in which event the Election Form and Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the Certificates.

     If the Election Form and Letter of Transmittal is signed by a person or persons other than the registered owners of the Certificates listed, the Certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the Certificates with signature(s) guaranteed by a firm that is a member of the New York Share Exchange Medallion Signature Guarantee Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being referred to as an “Eligible Institution”).

     If the Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Election Form and Letter of Transmittal.

     Certificates may be surrendered by a firm acting as agent for the registered shareholder(s) if such firm is a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

     4. Mixed Elections Allowed. Each holder of Cornerstone Common Shares may make a single election for all of such holder’s Cornerstone Common Shares, or, alternatively, different elections may be made for different portions of such holder’s Cornerstone Common Shares.

     5. Multiple Election Forms. Holders of record of Cornerstone Common Shares who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms and Letters of Transmittal as to the Cornerstone Common Shares, provided that such Representative certifies that each such Election Form and Letter of Transmittal covers all the Cornerstone Common Shares held by such Representative for a particular beneficial owner.

     6. New Certificates in Same Name. If the certificates or depositary receipts for Colonial Shares issued in the Merger are to be registered in exactly the same name that appears on the old Certificates representing Cornerstone Common Shares being submitted herewith, it will not be necessary to endorse the old Certificates or to pay for transfer taxes.

     7. New Certificates in Different Name. If the certificates or depositary receipts for Colonial Shares issued in the Merger are to be registered in other than exactly the name that appears on the old Certificates representing Cornerstone Common Shares submitted herewith, the Certificates submitted must be properly endorsed, or accompanied by appropriate, signed share powers, with the signature guaranteed by an Eligible Institution as described in Instruction E(3).

     8. Special Delivery Instructions. If the certificates or depositary receipts for Colonial Shares issued in the Merger are to be registered in the name of the registered shareholder(s) of Cornerstone Common Shares, but are to be sent to someone other than the registered shareholder(s) or to an address other than the address of the registered shareholder, it will be necessary to indicate such person or address in the space provided.

     9. Share Transfer Taxes. Colonial will bear the liability for any state share transfer taxes applicable to the delivery of share certificates or depositary receipts representing Colonial Shares in connection with the Merger; provided, however, that if any such certificate or depositary receipt is to be issued or paid in the name of a person other than the person in whose name the Certificate so surrendered in exchange therefor is registered, it will be a condition of the payment and issuance that the Certificate so surrendered will be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange will pay any transfer and other taxes required by reason of the payment in the name of a person other than the registered shareholder of the Certificate so surrendered, or will establish to the satisfaction of the Exchange Agent and Colonial that such tax has been paid or is not applicable.

     10. Lost or Destroyed Certificate(s). If any Cornerstone Common Shares Certificate has been lost, stolen or destroyed, immediately notify Cornerstone in writing at Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attn: Mark M. Murphy. Your letter should be forwarded along with your properly completed Election Form and Letter of Transmittal and any Certificates you may have in your possession. Once written notification of the loss is received by Cornerstone, an affidavit of loss and indemnity agreement, along with instructions that include the cost of replacing the Certificate, will be sent to the holder of the Cornerstone Common Shares represented by the lost Certificate. The election options available to the holder and discussed herein cannot be processed until any missing Certificate has been replaced. Colonial may require any person claiming a Certificate to have been lost, stolen or destroyed to provide indemnification to Colonial to protect it against possible loss prior to making any payment.

     11. Dividends on the Colonial Shares. It is important that Certificates representing Cornerstone Common Shares in certificated form be surrendered promptly because until so surrendered the holders thereof will not be entitled to receive payment of dividends or other distributions which may be declared and payable on the Colonial Shares, to the extent holders of Colonial Shares are entitled thereto. Upon surrender, any such dividends or other distributions payable after the effective time of the Merger on the Colonial Shares, and any amounts payable in respect of fractional shares, will be paid, without interest, to the recordholder(s) in whose name(s) the certificates or depositary receipts representing the Colonial Shares were issued, subject to the terms of the Merger Agreement and applicable law.

     12. Substitute Form W-9. Under Federal income tax law, any person submitting this Election Form and Letter of Transmittal must provide to the Exchange Agent, Cornerstone and Colonial his, her or its correct taxpayer identification number (“TIN”), and certify that such TIN is true, correct and complete, on Substitute Form W-9 in the W-9 Box. If such TIN is not provided, a penalty of $50.00 may be imposed by the IRS and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting this Election Form and Letter of Transmittal. The TIN for an individual is his or her social security number.

     Exempt persons (including, among others, all corporations and certain foreign individuals) may not be subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8 BEN, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the Exchange Agent.

     Part 2 of the W-9 Box may be checked if the person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If Part 2 of the W-9 Box is checked, such person must also complete the Awaiting TIN Box to avoid backup withholding. Notwithstanding that Part 2 of the W-9 Box is checked and the Awaiting TIN Box is completed, prior to the time a properly certified TIN is provided to the Exchange Agent, the Exchange Agent will withhold 28% of all payments made.

     The signature and date endorsed on Substitute Form W-9 in the W-9 Box will serve to certify that the TIN and withholding information provided in this Election Form and Letter of Transmittal are true, correct and complete. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions included with this Election Form and Letter of Transmittal.

     13. Miscellaneous. All questions with respect to this Election Form and Letter of Transmittal and the elections (including, without limitations, questions relating to the timeliness or effectiveness of any election and computations as to proration) will be determined by Cornerstone, Colonial and the Exchange Agent, which determinations will be conclusive and binding.

     Additional copies of this Election Form and Letter of Transmittal may be obtained from the Exchange Agent (whose telephone number is (800) 730-6001.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. — Social Security Numbers (“SSNs”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (“EINs”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help you determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended.

For this type of account:

1.	Individual

2.	Two or more individuals (joint account)

3.	Custodian account of a minor (Uniform Gift to Minors Act)

4.	a.	The usual revocable savings trust account (grantor is also trustee)

	b.	So-called trust account that is not a legal or valid trust under state law

5.	Sole proprietorship or Single-Owner LLC

Give the name and SSN of:

The individual

The actual owner of the account or, if combined funds, the first individual on the account (1)

The minor (2)

The grantor-trustee (1)

The actual owner (1)

The owner (3)

For this type of account:

6.	A valid trust, estate or pension trust

7.	Corporate

8.	Association, club, religious charitable, education, or other tax-exempt organization

9.	Partnership

10.	A broker or registered nominee

11.	Account with the Department of Agriculture in the name of a public entity (such as state or local government, school district, or prison) that receives agricultural program payments

Give the name and EIN of:

Legal entity (4)

The corporation or LLC

The organization

The partnership

The broker or nominee

The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business, LLC name or “DBA “ name. You may use either your SSN or EIN (if you have one). However, the IRS prefers that you show the SSN.

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

     If you don’t have a taxpayer identification number (“TIN”), obtain Form SS-5, Application for a Social Security Card at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1-800-829-3676 or by accessing the internet website of the Internal Revenue Service (“IRS”) at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an Employee Stock Option Plan (“ESOP”).

Payments of interest generally exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. However, backup withholding may apply to an interest payment by an individual of $600 or more if you do not provide a correct TIN.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

     Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050 and 6050N and the regulations thereunder.

     EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TIN, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. NON-U.S. PAYEES WHO ARE NOT SUBJECT TO BACKUP WITHHOLDING SHOULD COMPLETE THE APPROPRIATE FORM W-8BEN AND RETURN IT TO THE PAYER.

     PRIVACY ACT NOTICE. Section 6109 requires you to provide your correct TIN to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and State agencies to enforce Federal nontax criminal laws and to combat terrorism. The authority to disclose information to combat terrorism expired on December 31, 2003. Legislation is pending that would reinstate this authority. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1)	FAILURE TO FURNISH TIN.—If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	MISUSE OF TINs.—If the payer discloses or uses TINs in violation of federal law, the payer may be subject to civil and criminal penalties.

     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.